Exhibit 2.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE DECEMBER 31, 2005.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 SECURITIES ACT”); AND MAY BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 SECURITIES ACT; (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE 1933 SECURITIES ACT; OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS, PROVIDED, IN EACH CASE, THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

Original Issue Date: August 30, 2005
Original Conversion Price (subject to adjustment herein): CDN$3.47

$_______________

7% CONVERTIBLE DEBENTURE
DUE AUGUST 30, 2009

THIS 7% CONVERTIBLE DEBENTURE is one of a series of duly authorized and issued 7% Convertible Debentures of IMI International Medical Innovations Inc., a Canadian corporation, having a principal place of business at 4211 Yonge Street, Suite 615, Toronto, Ontario M2P 2A9 (the “Company”), designated as its 7% Convertible Debenture, due August 30, 2009 (this debenture, the “Debenture” and collectively with the other such series of debentures, the “Debentures”). All references to dollars or currency in this Debenture are to Canadian dollars; PROVIDED, HOWEVER, ALL CASH REPAYMENTS, DEFAULT PAYMENTS OR REDEMPTIONS OF THE PRINCIPAL AMOUNT UNDER THIS DEBENTURE SHALL BE MADE IN U.S. DOLLARS AT A FIXED EXCHANGE RATE OF $1.00 CANADIAN DOLLARS FOR EACH $0.8209 U.S. DOLLARS.

FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ by August 30, 2009, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(d).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York or the Provinces of Quebec or Ontario are authorized or required by law or other government action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Cash Option Value” means the sum, payable in cash, equal to (i) the principal amount of this Debenture to be prepaid, divided by the Conversion Price on the date the Mandatory Default Amount is demanded or otherwise due and multiplied by the VWAP on the date the Mandatory Default Amount is demanded or otherwise due; plus (ii) 100% of all other accrued and unpaid interest hereon.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by the shareholders of the Company or by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

“Common Stock” means the common shares of the share capital of the Company without par value, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

“Equity Conditions” shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversions of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Debenture shall have been paid; (iii) except with respect to shares issued in lieu of interest hereon, the Legend may be removed from the applicable Security pursuant to Section 4.1 of the Purchase Agreement, (iv) the Common Stock is trading on each Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on each Trading Market (and the Company believes, in good faith, that trading of the Common Stock on such Trading Markets will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in Sections 4(c)(i) or 4(c)(ii); (viii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or material acquisition transaction has occurred that has not been consummated; and (ix) the Company has obtained all necessary approvals from AMEX, the TSX and its shareholders, as the case may be.

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(d).

“Interest Conversion Rate” means 90% of the average of the 5 VWAPs immediately prior to the applicable Interest Payment Date.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” shall equal the sum of (i) the greater of: (A) 120% of the principal amount of this Debenture to be prepaid, plus 100% of all accrued and unpaid interest thereon, or (B) at the Company’s election, either the Cash Option Value (payable in cash) or the Share Option Value (payable in cash and shares as set in the definition thereof); and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Encumbrances” means any of the following with respect to the property or assets of the Company: (i) Encumbrances for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time in good faith; (ii) Encumbrances with respect to the payment of taxes or governmental charges in all cases which are not yet due or which are subject to a good faith contest; and (iii) statutory Encumbrances of landlords or equipment lessors against any property of the Company or its Subsidiaries existing as of the date of the Purchase Agreement in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 19, 2005, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Option Value” means the sum of (i) 120% of the principal amount of this Debenture to be prepaid plus 100% of all other accrued and unpaid interest hereon, which amount is payable by the Company in cash; and (ii) an amount equal to (x) 120% of the principal amount of this Debenture to be prepaid divided by the Conversion Price on the date the Mandatory Default Amount is demanded or otherwise due and multiplied by the VWAP on the date the Mandatory Default Amount is demanded or otherwise due; less (y) 120% of the principal amount of this Debenture to be prepaid, which amount is payable in shares of Common Stock based upon a deemed issuance price per share equal to the average of the VWAP for the five Trading Days immediately prior to the date that the Mandatory Default Amount is demanded provided that the Company has obtained any requisite approval from its shareholders. By way of an example, if $1,000,000 principal amount of this Debenture is outstanding, the then applicable Conversion Price is equal to $1.00 and the VWAP on the date the Mandatory Default Amount is demanded and the average of the VWAP for the five Trading Days immediately prior to such date both equal $2.00, then, the number of shares to be issued as calculated in clause (ii) above would be as follows: $1,200,000/$1.00 or 1,200,000 times $2.00 or $2,400,000 less the amount of principal to be paid in cash, ($1,200,000) divided by $2.00, or 600,000 shares.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market, except so long as the Common Stock is traded on the TSX, in the case of Section 4, “Trading Day” means a day on which the Common Stock is traded on the TSX only.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange and the TSX.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the TSX, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the TSX; (b)  if the Common Stock is not then listed or quoted on the TSX and if prices for the Common Stock are then listed on the American Stock Exchange, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the American Stock Exchange; (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted or listed on the Nasdaq National Market, the Nasdaq Small-Cap Market, the New York Stock Exchange or the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the market, exchange or bulletin board; (d) if the Common Stock is not then listed or quoted on any of the above and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (e) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

Section 2. Interest.

a. Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 7% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date, on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”), in cash or at the option of the Company, in shares of Common Stock at the Interest Conversion Rate, or a combination thereof (the amount to be paid in shares, the “Interest Share Amount”); provided, however, (i) payment in shares of Common Stock may only occur if during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are issued to the Holder all of the Equity Conditions, unless waived by the Holder in writing, have been met and the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (ii) as to such Interest Payment Date, prior to the such Interest Notice Period (but not more 5 Trading Days prior to the commencement of the Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company or another established clearing corporation performing similar functions a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price (the “Interest Conversion Shares”).

b) Company’s Election to Pay Interest in Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in shares of Common Stock or cash shall be at the discretion of the Company. Prior to the commencement of an Interest Notice Period, the Company shall provide the Holder with written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised) and the Interest Share Amount as to the applicable Interest Payment Date. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely provide such written notice shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. At any time the Company delivers a notice to the Holder of its election to pay the interest in shares of Common Stock, if there is a then effective registration statement filed with the SEC covering the resale of such shares, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(d)(ii) and only for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Conversion Shares within the time period required by Section 4(d)(ii). Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment shall be distributed ratably among the holders of the Debentures based on their (or their predecessor’s initial purchases of Debentures pursuant to the Purchase Agreement.

               d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law)(“Late Fees”) which will accrue daily, from the date such interest is due hereunder through and including the date of payment. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Company has elected to pay interest in Common Stock and is not able to pay accrued interest in the form of Common Stock because it does not then satisfy the conditions for payment in the form of Common Stock set forth above, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled cash interest payment, shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date and the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3.  Registration of Transfers and Exchanges.

a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable U.S. and Canadian federal, provincial and state securities laws and regulations.

c) Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.  Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to CDN$3.47 (subject to adjustment herein)(the “Conversion Price”).

c) Conversion Limitations.

i. AMEX Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval (as defined below), then the Company may not issue upon conversion of this Debenture, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued prior to such Conversion Date (A) pursuant to any Debentures issued pursuant to the Purchase Agreement and (B) pursuant to any Warrants issued pursuant to the Purchase Agreement, would exceed 19.999% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Original Issue Date (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the aggregate principal amount of the Debenture(s) issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of all Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold the Debenture(s), then such Holder’s remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion Date: (1) the applicable Conversion Price then in effect is such that the shares issuable under this Debenture on any Conversion Date together with the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures would exceed the Issuable Maximum, and (2) the Company’s shareholders shall not have previously approved the transactions contemplated by the Transaction Documents, if any (the “Shareholder Approval”), then the Company shall issue to the Holder requesting a conversion a number of shares of Common Stock equal to such Holder’s pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Debentures (including any accrued interest) then held by such Holder for which a conversion in accordance with the applicable conversion price would result in an issuance of shares of Common Stock in excess of such Holder’s pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the “Excess Principal”), the Company shall be prohibited from converting such Excess Principal, and shall notify the Holder of the reason therefor. This Debenture shall thereafter be unconvertible to such extent until and unless Shareholder Approval is subsequently obtained, but this Debenture shall otherwise remain in full force and effect.

                ii. Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Debenture, and the Holder shall not have the right to convert any portion of this Debenture, pursuant to Section 4(a) or otherwise, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent interim financial statements filed on SEDAR, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 4(c)(ii) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 4(c)(ii) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.99% beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such 4.99% limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture. The holders of Common Stock of the Company shall be third party beneficiaries of this Section 4(c)(ii) and the Company may not waive this Section 4(c) without the consent of holders of a majority of its Common Stock.

d) Mechanics of Conversion

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.
i.

ii. Delivery of Certificate Upon Conversion. Not later than three Trading Days after any Conversion Date, the Company will deliver or cause to be delivered to the Holder (A) a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Conversion Notice is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Payment Period is the 20 Trading Days period immediately prior to the date on which the Conversion Notice is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment) and (B) a bank check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

iv. Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day after 5 Trading Days after such damages begin to accrue) for each Trading Day after such fifth Trading Day until such certificates are delivered. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the fifth Trading Day after the Conversion Date, and if after such fifth Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than such number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

vii. Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [RESERVED]

c) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Debenture) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 6. RESERVED.

Section 7. Negative Covenants. So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

a) other than up to $2,000,000 in the aggregate, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) except for Permitted Encumbrances, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

e) enter into any agreement with respect to any of the foregoing; or

f) pay cash dividends or distributions on any equity securities of the Company.

Section 8. Events of Default.

a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within 5 Trading Days;

ii. the Company shall fail to observe or perform any other material covenant or agreement contained in this Debenture or any other Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion which breach is addressed in clause (x) below which failure is not cured, if possible to cure, within the earlier to occur of (A) 7 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Company shall become or should have become aware of such failure;

iii. a material default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) (A) shall occur under any of the Transaction Documents, or (B) a default or event of default resulting in uninsured damages to the Company in excess of $500,000 or more shall occur under any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound;

iv. any representation or warranty made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. (i) the Company or any of its Subsidiaries shall commence a case, as debtor, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or (ii) there is commenced a case against the Company or any Subsidiary thereof, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing;

vi. the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) (such Change of Control Transaction, Fundamental Transaction or agreement to sell or dispose of assets, a “Material Event”) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Debenture), provided however, a Material Event shall not constitute an Event of Default hereunder if it occurs after the Legend Removal Date and either (a) at the time of the occurrence or announcement of the Material Event, the aggregate outstanding principal amount of all of the Debentures is less than $2,500,000 or (b) the VWAP for the five Trading Days prior to the time of the occurrence or announcement of the Material Event is greater than 300% of the then applicable Conversion Price;

ix. if, after expiration of any applicable hold periods and for so long thereafter as the Holder holds this Debenture or any of the Conversion Shares, the Holder shall not be permitted to transfer this Debenture or resell any of the Conversion Shares, in either case, for more than 15 consecutive Trading Days or 25 non-consecutive Trading Days during any 12 month period, unless such inability to transfer or resell is due solely to a court order having jurisdiction over the Holder that prohibits such transfer or resale; and

x. the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion Date pursuant to and in accordance with Section 4(d) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof.

b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Upon the payment in full of the Mandatory Default Amount on this entire Debenture the Holder shall promptly surrender this Debenture to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (416) 222-4533, Attn: Brent Norton or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption.  Any successor to the Company or surviving entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

*********************

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

IMI INTERNATIONAL MEDICAL INNOVATIONS INC.

By:
Name: Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 7% Convertible Debenture of IMI International Medical Innovations Inc., a Canadian corporation (the “Company”), due on August ___, 2009, into shares of common stock, no par value (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Payment of Interest in Common Stock __ yes __ no
        If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

The 7% Convertible Debentures due on August 30, 2009, in the aggregate principal amount of $____________ issued by IMI International Medical Innovations Inc. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

25